Exhibit 5.1

ANTHONY L.G., PLLC

LAURA ANTHONY, ESQ

GEOFFREY ASHBURNE, ESQ*

JOHN CACOMANOLIS, ESQ**

CHAD FRIEND, ESQ, LLM

SVETLANA ROVENSKAYA, ESQ***

—————————————

OF COUNSEL:

MICHAEL R. GEROE, ESQ, CIPP/US****

CRAIG D. LINDER, ESQ*****

PETER P. LINDLEY, ESQ, CPA, MBA

STUART REED, ESQ

MARC S. WOOLF, ESQ

WWW.ANTHONYPLLC.COM WWW.SECURITIESLAWBLOG.COM WWW.LAWCAST.COM DIRECT E-MAIL: LANTHONY@ANTHONYPLLC.COM

*licensed in CA

**licensed in FL and NY

***licensed in NY and NJ

****licensed in CA, DC, MO and NY

*****licensed in CA, FL and NY

September 3, 2020

MediXall Group, Inc.

2929 East Commercial Blvd., Suite Ph-D

Fort Lauderdale, Florida 33308

Re: MediXall Group, Inc. Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-234514)

Ladies and Gentlemen:

We are acting as counsel to MediXall Group, Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form S-1, filed on November 5, 2019, with File No. 333-234514, as amended  (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), covering the resale of 56,901,826 shares of the Company’s common stock, par value $0.001 per share (the “Securities”).

We have examined the originals, or certified, conformed or reproduction copies, of all such records, agreements, instruments and documents as we have deemed relevant or necessary as the basis for the opinion hereinafter expressed. In all such examinations, we have assumed the genuineness of all signatures on originals or certified copies and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to such opinion, we have relied upon, and assumed the accuracy of, certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, and others.

Based upon the foregoing, and the laws of the State of Nevada, we are of the opinion that the Securities, when issued, delivered, are or will be legally issued, fully paid, non-assessable and binding obligations of the Company under the laws of the State of Nevada.

We express no opinion with regard to the applicability or effect of the law of any jurisdiction other than, as in effect on the date of this letter, (a) the internal laws of the State of Nevada; and (b) the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely yours,

/s/ Laura E. Anthony
Laura E. Anthony,
For the Firm

625 N. FLAGLER DRIVE, SUITE 600 ● WEST PALM BEACH, FLORIDA ● 33401 ● PHONE: 561-514-0936 ● FAX 561-514-0832